Consolidated Financial Statements

Changda International Limited
Years ended December 31, 2008 and 2007

Changda International Limited

Index to Consolidated Financial Statements
For the years ended December 31, 2008 and 2007

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Changda International Limited

We have audited the accompanying consolidated balance sheets of Changda International Limited ("Changda International") and its subsidiaries (together with Changda International, collectively referred to as the "Company") as of December 31, 2008 and 2007, and the related consolidated statements of operations and comprehensive income, stockholders' equity and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing auditing procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. Our audits also included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008 and 2007, and the results of its operations and its cash flows for each of the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Mazars CPA Limited

Mazars CPA Limited
Certified Public Accountants
Hong Kong

Date: October 12, 2009

Changda International Limited

Consolidated Statements of Operations and
 Other Comprehensive Income
For the years ended December 31, 2008 and 2007

		Years ended December 31,
		2008	2007
	Note	US$’000	US$’000

Operating Revenues		80,958	38,245

Cost of sales		(67,907)	(31,417)

Gross profit		13,051	6,828

Operating expenses
Depreciation of property, plant & equipment		(250)	(204)
Amortization of prepaid lease expenses		(33)	(33)
Selling, general and administrative expenses		(5,839)	(2,797)

Operating income		6,929	3,794

Interest income		16	4
Other income		80	131
Interest expense		(449)	(176)

Income before income taxes		6,576	3,753

Income taxes	4	(931)	-

Net income		5,645	3,753

Attributable to
Owners of the Company		5,645	3,777
Minority interest		-	(24)

		5,645	3,753

Net income		5,645	3,753

Other comprehensive income
Foreign currency translation adjustment		1,025	285

Comprehensive income		6,670	4,038

The financial statements should be read in conjunction with the accompanying notes.

Changda International Limited

Consolidated Balance Sheets
As of December 31, 2008 and 2007

		As of December 31,
		2008	2007
ASSETS	Note	US$ '000	US$ '000
Current assets
Cash and cash equivalents		575	979
Restricted bank balances			315
Trade and other receivables, net	5	9,098	5,402
Government grant receivable in respect of taxation	4	2,713	1,888
Inventories	6	4,158	1,600
Current portion of prepaid lease payments, net	7	37	34
Total current assets		16,581	10,218
Non-current assets
Property, plant and equipment, net	8	16,809	14,207
Prepaid lease payments less current portion, net	7	1,720	1,646
Intangible assets, net		4	4
		18,533	15,857
Total assets		35,114	26,075
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Trade and other payables	9	3,147	2,836
Short-term interest-bearing borrowings	10	1,940	3,438
Other short-term borrowings	13 (c)	1,629	2,573
Dividend payable		-	33
Income tax payables		2,975	1,888
Total current liabilities		9,691	10,768
Non-current liabilities
Deferred government grants	11	809	775
Long-term interest-bearing borrowings	10	2,408	-
Other long-term borrowing	13 (c)	1,004	-
		4,221	775
Total liabilities		13,912	11,543
Commitments and contingencies	14
Stockholders' equity
Common stock, US$0.0001 per value each:
300,000,000 shares authorized 53,599,964 shares issued and outstanding	1	5	5
Additional paid-in capital		5,050	5,050
Statutory reserves	12	2,264	1,323
Accumulated other comprehensive income		1,310	285
Retained earnings		12,573	7,869
Total stockholders' equity		21,202	14,532
Total liabilities and stockholders' equity		35,114	26,075

The financial statements should be read in conjunction with the accompanying notes.

Changda International Limited

Consolidated Statements of Stockholders’ Equity
For the years ended December 31, 2008 and 2007

	Common stock issued
	Number of shares	Amount	Additional paid-in capital	Statutory reserves	Accumulated other comprehensive income	Retained earnings	Minority interests	Total stockholders' equity
		US$’000	US$’000	US$’000	US$’000	US$’000	US$’000	US$’000

Balance as of January 1, 2007	53,599,964	5	5,050	702	-	4,713	-	10,470

Capital contribution from minority stockholders	-	-	-	-	-	-	32	32
Disposal of a subsidiary	-	-	-	-	-	-	(8)	(8)
Net income	-	-	-	-	-	3,777	(24)	3,753
Transfer to statutory reserves	-	-	-	621	-	(621)	-	-
Foreign currency translation adjustment	-	-	-	-	285	-	-	285

Balance as of December 31, 2007	53,599,964	5	5,050	1,323	285	7,869	-	14,532

Net income	-	-	-	-	-	5,645	-	5,645
Transfer to statutory reserves	-	-	-	941	-	(941)	-	-
Foreign currency translation adjustment	-	-	-	-	1,025	-	-	1,025

Balance as of December 31, 2008	53,599,964	5	5,050	2,264	1,310	12,573	-	21,202

The financial statements should be read in conjunction with the accompanying notes.

Changda International Limited

Consolidated Statements of Cash Flows
For the years ended December 31, 2008 and 2007

	Year ended December 31,
CASH FLOWS FROM OPERATING ACTIVITIES	2008 US$'000	2007 US$ '000
Net income	5,645	3,753
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	1,568	971
Amortization of prepaid lease payments	33	33
Gain on disposal of interest in a subsidiary	-	(35)
Exchange differences	72	143
Government grants recognized	(17)	(16)
Provision for doubtful debts	75	-
Gain on disposal of property, plant and equipment	(1)	-
Changes in operating assets and liabilities:
Inventories	(2,454)	(299)
Government grant receivable in respect of taxation	(702)	(1,648)
Trade and other receivables, net	(3,419)	(1,283)
Trade and other payables	125	779
Income tax payables	964	1,648
Net cash provided by operating activities	1,889	4,046
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(3,279)	(7,021)
Acquisition of intangible assets	-	(4)
Deposit paid for acquisition of land use right	-	(855)
Deposit paid for acquisition of property, plant and equipment	-	(1,123)
Proceeds from disposal of property, plant and equipment	43	-
Additions of land lease prepayments	-	(16)
Net cash from disposal of subsidiary	-	8
Release of (Investment in) restricted bank balances	335	(315)
Net cash used in investing activities	(2,901)	(9,326)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of bank and other loans	(7,266)	(1,233)
New bank and other loans raised	7,845	3,587
Capital injection	-	3,116
Capital contribution from minority stockholders	-	32
Dividend paid	(35)	(8)
Net cash provided by financing activities	544	5,494
Net (decrease) increase in cash and cash equivalents	(468)	214
Cash and cash equivalents at beginning of year	979	715
Effect on exchange rate changes	64	50
Cash and cash equivalents at end of year	575	979
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION
Cash paid during the year for:
Interest	449	176
Income taxes	673	-
Major non-cash transaction:
Construction in progress not yet been paid at year end and included in other payable	32	185

The financial statements should be read in conjunction with the accompanying notes.

Changda International Limited

Notes to the Consolidated Financial Statements
For the years ended December 31, 2008 and 2007

1. ORGANIZATION AND PRINCIPAL ACTIVITIES

ChangdaInternational Limited ("Changda International") was incorporated on April 2, 2007 under Marshall Islands law. Changda International is an investment holding company with no operations. The principal activities of its subsidiaries (together with Changda International, collectively referred as "the Company" or "the Group") are the manufacture and sales of fertilizers, snow melting agent and drugs intermediate. The Company sells mainly to the Chinese markets.

Details of Changda International's subsidiaries as of December 31, 2008 are as follows:

Name	Place and date of establishment / incorporation	Percentage of effective equity interest / voting right attributable to the Company	Principal activities

Weifang Changda Fertilizer Co., Limited (“Changda Fertilizer”)*	Weifang, the People’s Republic of China (“PRC”) April 24, 2003	100%	Manufacture and sales of fertilizers

Weifang Changda Chemical Industry Co., Limited(“Changda Chemical”)*	Weifang, PRC December 1, 2000	100%	Manufacture and sales of snow melting agent and drugs intermediate

Shangdong Fengtai Fertilizer Co., Limited (“Shangdong Fengtai”)*	Shangdong, PRC May 17, 2004	100%	Manufacture and sales of fertilizer

Heze Changda Fertilizer Co., Limited (“Heze Changda”)*	Heze, PRC September 3, 2007	100%	Dormant

* This is a direct translation of the name in Chinese for identification purpose only and is not the official name in English.

On July 6, 2007, Changda International acquired a 25% interest in Changda Fertilizer and Changda Chemical, which became foreign invested joint venture companies and the approval from relevant government authority were obtained on August 13, 2007 and August 10, 2007 respectively.

On December 17, 2007, Changda International entered into Share Transfer Agreements ("Agreements") with the stockholders of Changda Fertilizer and Changda Chemical (the "Stockholders") whereby Changda International acquired all of the issued and outstanding common stock from the Stockholders in costing of US$1,865,000 and US$1,192,000, respectively, totaling US$3,057,000. Further, the Stockholders acquired an aggregate 40,199,973 newly-issued shares of Changda Internaional's common stock, par value of US$0.0001 each, representing 75% of Changda International's common stock issued and outstanding upon completion of the share exchange (the "Share Exchange Transaction").

Changda International Limited

Notes to the Consolidated Financial Statements
For the years ended December 31, 2008 and 2007

1. ORGANIZATION AND PRINCIPAL ACTIVITIES (CONTINUED)

Upon the completion of the Share Exchange Transaction on December 17, 2007, there were 53,599,964 shares of Changda International's common stock issued and outstanding.

In order to rationalize the corporate structure, Changda International on June 13, 2008 entered into an agreement with Seiwa Fertilizer Co. Ltd whereby Changda International acquired the 25% interest in Shangdong Fengtai at a cash consideration of US$130,500. As a consequence, Shangdong Fengtai is owned by Changda Fertilizer (75%) and Changda International (25%).

The acquisition by Changda International of Changda Fertilizer is deemed to be a reverse acquisition in accordance with generally accepted accounting principles. In accordance with the Accounting and Financial Reporting Interpretations and Guidance prepared by the staff of the U.S. Securities and Exchange Commission, Changda International (the legal acquirer) is considered the accounting acquiree and Changda Fertilizer (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the consolidated entity is in substance be those of Changda Fertilizer, with the assets and liabilities, and revenues and expenses, of Changda International being included effective from the date of completion of Share Exchange Transaction. Changda International is deemed to be a continuation of business of Changda Fertilizer. The outstanding common stock of Changda International prior to the Share Exchange Transaction is accounted for at their net book value and no goodwill is recognized.

In connection with the merger, Changda International acquired 100% of the equity shares from the stockholders of Changda Chemical, of which is subject to the common control, in exchange for cash and its own shares. This transaction is deemed to have taken place at the beginning of the comparative period in accordance with SFAS No. 141 (Business Combinations).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting principles
The consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States of America ("USGAAP").

Basis of consolidation
The consolidated financial statements include the financial information of Changda International Limited and its subsidiaries. All significant intercompany accounts and transactions have been eliminated upon consolidation.

Revenue recognition
Revenue is recognised when it is probable that the economic benefits will flow to the Group and when the revenue and costs, if applicable, can be measured reliably and on the following basis.

Sale of goods is recognised on transfer of risks and rewards of ownership, which generally coincides with the time when the goods are delivered to customers and the title is passed.

Changda International Limited

Notes to the Consolidated Financial Statements
For the years ended December 31, 2008 and 2007

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Research and development
All costs of research and development activities are generally expensed as incurred. Research and development costs were US$166,175 and US$38,642 for the years ended December 31, 2008 and 2007, respectively.

Advertising and promotion costs
Advertising and promotion costs are expensed as selling expenses as incurred. Advertising costs were US$252,110 and US$139,751 for the years ended December 31, 2008 and 2007, respectively.

Retirement plan costs
Payments to the state managed retirement benefits schemes are charged to general and administrative expenses in the consolidated statements of operations and comprehensive income as and when the related employee services are provided.

Income taxes
The charge for current income tax is based on the results for the period as adjusted for items that are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is provided, using the liability method, on all temporary differences at the balance sheet date between the tax bases of assets and liabilities and their carrying amounts in the financial statements. However, if the deferred tax arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither the accounting profit nor taxable profit or loss, it is not accounted for.

The deferred tax liabilities and assets are measured at the tax rates that are expected to apply to the period when the asset is recovered or the liability is settled, based on tax rates and tax laws that have been enacted or substantively enacted at the balance sheet date. Deferred tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the deductible temporary differences, tax losses and credits can be utilized.

Comprehensive income
SFAS No. 130, "Reporting Comprehensive Income", requires the presentation of comprehensive income, in addition to the existing statements of operations. Comprehensive income is defined as the change in equity during the year from transactions and other events, excluding the changes resulting from investments by owners and distributions to owners.

Property, plant and equipment
Property, plant and equipment, other than construction in progress, are stated at cost less accumulated depreciation and accumulated impairment losses.

The cost of an item of property, plant and equipment comprises its purchase price and any directly attributable costs of brining the asset to its working condition and location for its intended use. Repairs and maintenance are charged to the income statement during the period in which they are incurred.

Changda International Limited

Notes to the Consolidated Financial Statements
For the years ended December 31, 2008 and 2007

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property, plant and equipment (continued)
Depreciation is provided to write off the cost less accumulated impairment losses of property, plant and equipment, other than construction in progress, over their estimated useful lives as set out below from the date on which they are available for use and after taking into account of their estimated residual values, using the straight-line method. Where parts of an item of property, plant and equipment have different useful lives, the cost or valuation of the item is allocated on a reasonable basis and depreciated separately.

Annual depreciation rate

Buildings	5% - 10%
Plant and machinery	11% - 12%
Office equipment	10% - 24%
Vehicles	10% - 18%
Factory equipment	18%

Construction in progress
Construction in progress is stated at cost less accumulated impairment losses. Cost includes all construction expenditure and other direct costs, including interest costs, attributable to such projects. Costs on completed construction works are transferred to the appropriate asset category. No depreciation is provided in respect of construction in progress until it is completed and available for use.

Prepaid lease payments
Prepaid lease payments are up-front payments to acquire fixed term interests in lessee-occupied land. The premiums are stated at cost and are amortised over the period of the lease on a straight-line basis to the statement of operations and other comprehensive income.

Intangible assets
Trademarks
The initial cost of acquiring trademarks is capitalised. Trademarks with indefinite useful lives are carried at cost less accumulated impairment losses. Trademarks with finite useful lives are carried at cost less accumulated amortization and accumulated impairment losses. Amortization is provided on the straight-line basis over their estimated useful lives of 10 years.

Impairment of long-lived assets
Long-lived assets are reviewed at least annually for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, impairment is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets and recorded as a reduction of original costs. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Changda International Limited

Notes to the Consolidated Financial Statements
For the years ended December 31, 2008 and 2007

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Inventories
Inventories are stated at the lower of cost and net realisable value. Cost, which comprises all costs of purchase and, where applicable, cost of conversion and other costs that have been incurred in bringing the inventories to their present location and condition, is calculated using the weighted average cost method. Net realisable value represents the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale.

Cash equivalents
For the purpose of consolidated statements of cash flows, cash equivalents represent short-term highly liquid investments which are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, net of bank overdrafts.

Foreign currency translation
Items included in the Company's consolidated financial statements are measured using the currency of the primary economic environment in which the Group operates ("functional currency").

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign currency transaction gains and losses are recognized in current operations, whilst translation adjustments are recognized in other comprehensive income, which in a separate component of stockholders' equity.

The presentational currency is the United States Dollars, presented in thousands.

Fair value of financial instruments
The Company's financial instruments include restricted bank balances, trade and other receivables or payables, prepayments and borrowings. The management has estimated that the carrying amount approximates their fair value due to their short-term nature. The fair value of non-current financial instruments was not materially different from their carrying value as of December 31, 2008 and 2007.

Government grants
Government grants are recognised at their fair value where there is reasonable assurance that the grant will be received and all attaching conditions will be complied with. When the grant relates to an expense item, it is recognised as income over the years necessary to match the grant on a systematic basis to the costs that it is intended to compensate. Where the grant relates to an asset, the fair value is credited to a deferred income account and is released to the statement of operations and other comprehensive income over the expected useful life of the relevant asset by equal annual instalments.

Shipping and handling
The Company includes shipping and handling fees and costs in cost of goods sold. Related fees and costs charged to customers are classified as revenue.

Changda International Limited

Notes to the Consolidated Financial Statements
For the years ended December 31, 2008 and 2007

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Provisions
Provisions are recognised when the Company has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation, and a reliable estimate of the amount of obligation can be made. Expenditures for which a provision has been recognised are charged against the related provision in the period in which the expenditures are incurred. Provisions are reviewed at each balance sheet date and adjusted to reflect the current best estimate. Where the effect of the time value of money is material, the amount provided is the present value of the expenditures expected to be required to settle the obligation. Where the Company expects a provision to be reimbursed, the reimbursement is recognised as a separate asset but only when the reimbursement is virtually certain.

Operating leases
Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Rentals payable and receivable under operating leases are recognised as expense and revenue on the straight-line basis over the lease terms.

Use of estimates
The preparation of the consolidated financial statements in conformity with USGAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reported periods. The management evaluates these estimates and judgments on an ongoing basis and bases their estimates on experience, current and expected future conditions, third-party evaluations and various other assumptions that they believe are reasonable under the circumstances. The results of these estimates form the basis for making judgments about the carrying values of assets and liabilities as well as identifying and assessing the accounting treatment with respect to commitments and contingencies.

Actual amounts could differ from those estimates. Estimates are used for, but not limited to, the accounting for certain items such as allowance for doubtful accounts, depreciation and amortization, inventory allowance, taxes and contingencies.

Related parties
Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Parties are also considered to be related if they are subject to common control or common significant influence.

Critical accounting estimates and judgements
Estimates and judgments are currently evaluated and are based on historical experience and other factors including expectations of future events that are believed to be reasonable under the circumstances. Apart from information disclosed elsewhere in these financial statements, the following summaries estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year.

Changda International Limited

Notes to the Consolidated Financial Statements
For the years ended December 31, 2008 and 2007

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Critical accounting estimates and judgements (continued)
Allowance of bad and doubtful debts
The provisioning policy for bad and doubtful debts of the Company is based on the evaluation of collectability and ageing analysis of the receivables. A considerable amount of judgement is required in assessing the ultimate realisation of these receivables, including the current creditworthiness and the past collection history of each debtor. If the financial conditions of these debtors were to deteriorate, resulting in an impairment of their ability to make payments, additional allowance will be required.

Allowance for inventories
The Company's management reviews an ageing analysis of inventories at each balance sheet date, and make allowance for obsolete and slow-moving inventory items identified that are no longer recoverable or suitable for use in production. The management estimates the net realisable value for finished goods and work-in-progress based primarily on the latest invoice prices and current market conditions. The Company carries out an inventory review on a product-by-product basis at each balance sheet date and makes allowances for obsolete items.

Recently issued accounting pronouncements
"Effective Date of FASB Statement No. 157", which delays the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on at least an annual basis, to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The provisions of SFAS No. 157 are to be applied prospectively as of the beginning of the fiscal year in which it is applied, with any transition adjustment recognized as a cumulative effect adjustment to the opening balance of retained earnings. The Company does not anticipate that the adoption of SFAS No. 157 for nonfinancial assets and liabilities measured at fair value on a non-recurring basis will have a material impact on its financial position and results of operations.

On January 1, 2009, the FASB issued SFAS No. 160, "Non-controlling Interests in Consolidated Financial Statements — an amendment of ARB No. 51," (SEAS 160). SFAS 160 amends Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. This standard defines a non-controlling interest, previously called a minority interest, as the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. SFAS 160 requires, among other items, that a non-controlling interest be included in the consolidated statement of financial position within equity separate from the parent's equity; consolidated net income to be reported at amounts inclusive of both the parent's and non-controlling interest's shares and, separately, the amounts of consolidated net income attributable to the parent and non-controlling interest all on the consolidated statement of operations; and if a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary be measured at fair value and a gain or loss be recognized in net income based on such fair value. This Statement is effective for fiscal years beginning on or after December 15, 2008. Early adoption is not permitted. The Company's adoption of SFAS No. 160 will not have a material impact on its financial position and results of operations.

Changda International Limited

Notes to the Consolidated Financial Statements
For the years ended December 31, 2008 and 2007

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently issued accounting pronouncements (Continued)
On January 1, 2009, the FASB issued SFAS No. 141 (revised 2007), "Business Combinations," (SFAS 141(R)), which replaces SFAS No. 141, "Business Combinations," (SFAS 141) but retains the fundamental requirements in SFAS 141, including that the purchase method be used for all business combinations and for an acquirer to be identified for each business combination. This standard defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control instead of the date that the consideration is transferred. SFAS 141(R) requires an acquirer in a business combination, including business combinations achieved in stages (step acquisition), to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. It also requires the recognition of assets acquired and liabilities assumed arising from certain contractual contingencies as of the acquisition date, measured at their acquisition-date fair values. Additionally, SFAS 141(R) requires acquisition-related costs to be expensed in the period in which the costs are incurred and the services are received instead of including such costs as part of the acquisition price. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 31, 2008. Early adoption is not allowed. The Company's adoption of SFAS No. 141(R) will not have a material impact on its financial position and results of operations.

On January 1, 2009, the FASB issued FASB Staff Position (FSP) No. FAS 142-3, "Determination of the Useful Life of Intangible Assets," (FSP FAS 142-3). FSP FAS 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, "Goodwill and Other Intangible Assets," (SEAS 142) in order to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(R) and other GAAP. This Statement shall be effective for financial statements issued for fiscal years beginning after December 31, 2008, and interim periods within those fiscal years. Early adoption is not allowed. The Company's adoption of SFAS No. 142-3 will not have a material impact on its financial position and results of operations.

On January 1, 2009, the FASB issued FSP No. EITF 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities," (FSP EITF 03-6-1). FSP EITF 03-6-1 states that unvested share-based payment awards that contain non-forfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. This Statement shall be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those years. Early adoption is not permitted. The Company's adoption of FSP No. EITF 03-6-1 will not have a material impact on its financial position and results of operations.

Changda International Limited

Notes to the Consolidated Financial Statements
For the years ended December 31, 2008 and 2007

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently issued accounting pronouncements (Continued)
In December 2008, the Financial Accounting Standards Board issued FSP No. FAS 132(R)-1, "Employers' Disclosures about Postretirement Benefit Plan Assets," (FSP FAS 132(R)-1). FSP FAS 132(R)-1 amends SFAS No. 132 (revised 2003), "Employers' Disclosures about Pensions and Other Postretirement Benefits," to provide guidance on an employer's disclosures about plan assets of a defined benefit pension or other postretirement plan. This guidance is intended to ensure that an employer meets the objectives of the disclosures about plan assets in an employer's defined benefit pension or other postretirement plan to provide users of financial statements with an understanding of the following: how investment allocation decisions are made; the major categories of plan assets; the inputs and valuation techniques used to measure the fair value of plan assets; the effect of fair value measurements using significant unobservable inputs on changes in plan assets; and significant concentrations of risk within plan assets. FSP FAS 132(R)-1 becomes effective for Changda International on December 31, 2009. As FSP FAS 132(R)-1 only requires enhanced disclosures, management has determined that the adoption of FSP FAS 132(R)-1 will not have an impact on the Financial Statements.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS No. 162"). SFAS No. 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with US GAAP for nongovernmental entities. SFAS No. 162 is effective on November 15, 2008, which is 60 days following the SEC's September 16, 2008 approval of the Public Company Accounting Oversight Board amendments to AU Section 411, the meaning of "Present Fairly in Conformity with GAAP". Any effect of applying the provisions of SFAS No. 162 is to be reported as a change in accounting principle in accordance with FASB Statement No. 154, "Accounting Changes and Error Corrections". The Company's adoption of SFAS No. 162 will not have a material impact on its financial position and results of operations.

3.OPERATING RISKS

(a) Concentration of major customers and suppliers

	Year ended December 31,
	2008	2007
	US$’000	US$’000
Major customers with revenues of more than 10% of the Company’s sales
Sales to major customers	22,420	9,440
Percentage of sales	28%	25%
Number	2	1

Major suppliers with purchases of more than 10% of the Company’s purchases
Purchases from major suppliers	10,971	n/a
Percentage of purchases	16%	n/a
Number	1	-

Accounts receivable related to the Company's major customers comprised 27% and 0% of all account receivables as of December 31, 2008 and 2007, respectively.

No accounts payable as of December 31, 2008 and 2007 are related to the Company's major suppliers.

Credit risk represents the accounting loss that would be recognized at the reporting date if counter parties failed to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions. The major concentrations of credit risk arise from the Company's accounts receivable. Even though the Company has major concentrations, it does not consider itself exposed to significant risk with regards to the related receivables.

(b) Country risks

The Company's principal operation is conducted in the PRC. Accordingly, its business, financial condition and result of operation maybe influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC economy.

The operation in the PRC is subject to special considerations and significant risks. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange and remittance restrictions. The Company's results maybe adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, inter alia. The management does not believe these risks to be significant. There can be no assurance, however, those changes in political and other conditions will not result in any adverse impact.

Changda International Limited

Notes to the Consolidated Financial Statements
For the years ended December 31, 2008 and 2007

3.	OPERATING RISKS (CONTINUED)

(c) Cash and time deposits

The Company mainly maintains its cash balances with various banks located in the PRC. In common with local practice, such amounts are not insured or otherwise protected should the financial institutions be unable to meet their liabilities. There has been no history of credit losses. There are neither material commitment fees nor compensating balance requirements for any outstanding loans of the Company.

4.	INCOME TAXES

Changda International had a net operating loss carry-forward for income tax reporting purposes that might be offset against future taxable income. These net operating loss carry-forwards are severely limited when Changda International experiences a change in control. No tax benefit has been reported in the financial statements, because Changda International believes that it is more likely than not that the carry-forwards will finally expire and therefore cannot be used. Accordingly, the potential tax benefits of the loss carry-forwards are offset by a valuation allowance of the same amount.

Changda International's subsidiaries are subject to income taxes on an entity basis on income arising in or derived from the tax jurisdictions in which each entity domiciles and operates.

In 2006, the local government of economic development area has granted a special tax exemption to Changda Fertilizer. In this connection, Changda Fertilizer is entitled to receive the whole amount of Enterprise Income Tax ("EIT") payable for its first two profitable years of operation starting from 2006 and followed by an entitlement to receive 50% of EIT payable for the following three years. The exemption is not applicable upon the successful listing of any holding company vehicle in overseas stock market.

For accounting purpose, taxation for the years has been estimated based on the assessable profit for the period at a rate of 25% according to the newly effective EIT Law of the PRC in 2008 ("new EIT Law") (2007: 33%). The respective tax liability has been recognized as tax liability and the related receivable from the local government of economic development area has been recognized as government grant receivable in respect of taxation, as reported in the balance sheet.

Starting from January 1, 2009, the special tax exemption previously granted to Changda Fertilizer ceased to effect since it became a subsidiary of a public company listed in the US stock market. Changda Fertilizer is subject to EIT at a rate of 25% thereafter.

Heze Changda is subject to EIT at a rate of 25%. EIT has not been provided as the subsidiary has no assessable profit since establishment.

Changda Chemical was entitled to a special tax exemption granted by the local government of economic development area since 2006. In this connection, the Company is entitled to receive a refund of the whole amount of EIT paid for its first two profitable years of operation starting from 2006.

Changda International Limited

Notes to the Consolidated Financial Statements
For the years ended December 31, 2008 and 2007

4.INCOME TAXES (CONTINUED)

During the year ended December 31, 2007, Changda Chemical became a WOFE and is subject to Foreign Enterprise Income Tax. The local government of economic development area has confirmed that the Company is still entitled to receive the tax concession granted for the whole year.

In practice, the amounts entitled to be received have been reported as an exemption in the respective tax returns submitted by Changda Chemical to the tax bureau and no assessment of tax payable had been raised by the local tax bureau.

For accounting purpose, taxation for the year ended December 31, 2007 has been estimated based on the assessable profit at a rate of 33%. The respective tax liability has been recognized and the related receivable from the local government of economic development area has been recognized as government grant receivable in respect of taxation, as reported in the balance sheet.

On December 29, 2008, Changda Chemical was approved as a high-tech enterprise. Pursuant to the newly effective Enterprise Income Tax Law of the PRC, tax rate for an approved high-tech enterprise is 15%. Taxation for the year ended December 31, 2008 has been estimated based on the assessable profit for the year at a rate of 15%.

According to the previous applicable tax law, Shangdong Fengtai was entitled to a tax holiday of a tax-free period for 2 years from its first profit-making year of operations and followed by a 50% reduction for the following 3 years ("Tax Holidays."). Pursuant to the transitional arrangement under the new EIT Law, Shangdong Fengtai continues to enjoy Tax Holidays, however, the tax-free period has to be started in 2008 irrespective whether it is profit-making.

(a) Income tax expenses comprised the following:

	Year ended December 31,
	2008	2007
	US$’000	US$’000

Current taxes arising in the PRC:
For the year	931	-

The Company has early adopted the Statement of Interpretation No. 48, "Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109" ("FIN 48") issued by the FASB clarifies the accounting and disclosure for uncertainty in tax positions, as defined, and prescribes the measurement process and a minimum recognition threshold for a tax position, taken or expected to be taken in a tax return, that is required to be met before being recognized in the financial statements. Under FIN 48, the Company must recognize the tax benefit from an uncertain position only if it is more-likely-than-not the tax position will be sustained on examination by the taxing authority, based on the technical merits of the position. The tax benefits recognized in the financial statements attributable to such position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon the ultimate resolution of the position.

Changda International Limited

Notes to the Consolidated Financial Statements
For the years ended December 31, 2008 and 2007

4.INCOME TAXES (CONTINUED)

(a)	Income tax expenses comprised the following: (continued)

Subject to the provision of FIN 48, the Company has analyzed its filing positions in all of the domestic and foreign jurisdictions where it is required to file income tax returns. As of December 31, 2008 and 2007, the Company has identified the jurisdictions at PRC as "major" tax jurisdictions, as defined, in which it is required to file income tax returns. Based on the evaluations noted above, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its consolidated financial statements.

As of December 31, 2008 and 2007, the Company had no unrecognized tax benefits or accruals for the potential payment or interest and penalties. The Company's policy is to record interest and penalties in this connection as a component of the provision for income tax expense. For the years ended December 31, 2008 and 2007, no interest or penalties were recorded.

(b)	Reconciliation from the expected income taxes expenses calculated with reference to the statutory tax rates in the PRC:

	Year ended December 31,
	2008	2007
	US$’000	US$’000

Expected income taxes expenses	1,853	1,238
Taxable income exempted / offset by government grant receivable	(953)	(1,238)
Non-taxable revenue	(22)	-
Non-deductible expenses	31	-
Unrecognized temporary difference	22	-

Income taxes expenses	931	-

(c)	Components of the Company’s deferred tax assets at December 31, 2008 were as follows:

US$’000
Deferred tax assets:
Net operating loss carryforwards	1,385
Valuation allowance	(1,385)

Total deferred tax assets	-

Changda International Limited

Notes to the Consolidated Financial Statements
For the years ended December 31, 2008 and 2007

5.           TRADE AND OTHER RECEIVABLES
		As of December 31,
		2008	2007
	Note	US$’000	US$’000
Trade and bills receivables
From third parties		2,855	1,531
Allowance for doubtful debts		(75)	-

		2,780	1,531
Other receivables
Deposits, prepayments and other debtors		6,285	3,847
Due from a director	13(c)	33	9
Due from related parties	13(c)	-	15

		6,318	3,871

		9,098	5,402

6.	INVENTORIES
	As of December 31,
	2008	2007
	US$’000	US$’000
At cost:
Raw materials	2,631	890
Finished goods	1,527	710

	4,158	1,600

7.           PREPAID LEASE PAYMENTS, NET
	As of December 31,
	2008	2007
	US$’000	US$’000

At beginning of year	1,680	1,697
Additions	-	16
Amortization for the year	(33)	(33)
Exchange realignment	110	-

At balance sheet date	1,757	1,680

The up-front payments for operating leases of land in the PRC are amortized over 50 years, the period of lease term.

Changda International Limited

Notes to the Consolidated Financial Statements
For the years ended December 31, 2008 and 2007

7.           PREPAID LEASE PAYMENTS, NET (CONTINUED)

Analyzed for reporting purpose as:
	As of December 31,
	2008	2007
	US$’000	US$’000

Non-current portion	1,720	1,646
Current portion	37	34

At balance sheet date	1,757	1,680

The prepaid lease payments together with the buildings (note 8) were pledged to secure certain short-term and long-term bank borrowings granted to the Company amounted to US$408,521 (note 13(d)) and US$2,188,503 at December 31, 2008 (2007: US$ Nil and US$1,205,480) respectively.

8.           PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment are summarized as follows:
	As of December 31,
	2008	2007
	US$’000	US$’000

Buildings	7,321	6,274
Plant and machinery	8,871	6,236
Office equipment	958	878
Vehicles	615	608
Factory equipment	19	15
Construction-in-progress	3,013	2,534
	20,797	16,545

Accumulated depreciation	(3,988)	(2,338)

	16,809	14,207

Depreciation expense was US$1,567,673 and US$971,367 for the years ended December 31, 2008 and 2007, respectively.

The Company has pledged its buildings to secure certain short-term and long-term bank borrowings amounted to US$1,065,072 and US$2,407,353 as at December 31, 2008 (2007: US$Nil and US$1,068,493) respectively.

Changda International Limited

Notes to the Consolidated Financial Statements
For the years ended December 31, 2008 and 2007

9.           TRADE AND OTHER PAYABLES
		As of December 31,
		2008	2007
	Note	US$’000	US$’000
Trade payables
To third parties		818	448

Other payables
Accrued charges and other creditors		2,131	2,257
Other taxes payables		183	114
Due to a related party	13(c)	15	17

		2,329	2,388

		3,147	2,836

10.           INTEREST-BEARING BORROWINGS
	As of December 31,
	2008	2007
	US$’000	US$’000

Bank loans	4,348	3,438

Current portion	1,940	3,438
Non-current portion	2,408	-

	4,348	3,438

The bank loans, which are secured by prepaid lease payments, building, personal guarantee by director and corporate guarantee provided by third parties, carry floating interest rates ranging from 6.8% to 10.5% (2007: 6.7% to 14.6%) per annum.

The loans mature on various dates ranging from January 2009 through October 2010 and are due in full with accrued interest on each respective maturity date.

Changda International Limited

Notes to the Consolidated Financial Statements
For the years ended December 31, 2008 and 2007

10.           INTEREST-BEARING BORROWINGS (CONTINUED)

Aggregate annual maturities of long-term debts as at December 31, 2008 are as follows:

US$’000

2009	1,940
2010	2,408

4,348

11.           DEFERRED GOVERNMENT GRANTS

Deferred government grants represent the grants received from local government for subsidising the prepaid lease payments of the land use right of Changda Fertilizer’s factory included under intangible assets.  Deferred government grants are released as income over the period of the relevant leases by equal annual instalments.

12.           STATUTORY RESERVES

In accordance with the relevant PRC laws and regulations, foreign invested joint venture companies/ wholly-owned foreign enterprise / PRC domestic companies are required to transfer 10% of income after income taxes, as determined under PRC accounting standards and regulations, to the statutory common reserve, until the balance of the fund reaches 50% of the registered capital of that company.  Subject to certain restrictions as set out in the relevant PRC laws and regulations, the statutory common reserve may be used to offset against accumulated losses, if any.

The PRC subsidiary companies are also required to transfer 5% to 10% of their net income, as determined under PRC accounting standards and regulations, to the statutory common welfare reserve at the discretion of the board of directors. For the years ended December 31, 2008 and 2007, the PRC subsidiary companies transferred US$941,000 and US$621,000, respectively, out of the net income to the statutory common welfare reserve and the balance of fund reached to US$2,264,000 and US$1,323,000, respectively, as at each of the balance sheet date. This reserve can only be used to provide staff welfare facilities and other collective benefits to the employees of the PRC subsidiary companies.  This reserve is non-distributable other than in the event of liquidation.

Changda International Limited

Notes to the Consolidated Financial Statements
For the years ended December 31, 2008 and 2007

13.           RELATED PARTY TRANSACTIONS

In addition to the transactions / information disclosed elsewhere in these consolidated financial statements, during the years and at balance sheet date, the Company had the following transactions and balances with related parties.

(a)	Relationship of related parties

Party	Existing relationship with the Company
Mr. Zhu Qing Ran	Director and stockholder of the Company
Mr. Zhu Hua Ran	Director and stockholder of the Company
Mr. Zhu Xiao Ran	Former director and former stockholder of Changda Fertilizer
Mr. Zhu Cai Ran	Family member of the directors of the Company
Mr. Zhu Xue Ran	Former director of Changda Chemical
Ms. Zhu Fan Ran	Former director of Changda Chemical
Changle Hengrui Trading Co., Ltd. (“Changle”)	Majority stockholder is a management personnel of the Company and other stockholder is a family member of the directors of the Company
Weifang Moda International Trade Co., Ltd. (“Moda”)	Stockholders are family members of the directors of the Company
Geo Genesis Group Inc.	Stockholder of the Company

(b)	Summary of related party transactions
	Year ended December 31,
	2008	2007
	US$’000	US$’000
Sales to a related company
“Moda”	-	1,019

Purchases from a related company	93	1,170
“Changle”

Key management personnel, including directors:
Short-term employee benefits	116	9

Changda International Limited

Notes to the Consolidated Financial Statements
For the years ended December 31, 2008 and 2007

13.           RELATED PARTY TRANSACTIONS (CONTINUED)

(c)           Summary of related party balances
	As of December 31,
	2008	2007
	US$’000	US$’000
Loans:
Loans from directors and his family members (included in other short-term and long-term borrowings)	2,633	2,119

Current portion	1,629	2,119
Non-current portion	1,004	-

	2,633	2,119

		As of December 31,
		2008	2007
	Note	US$’000	US$’000
Due from:
Director
Mr. Zhu Qing Ran	5	33	9

Related parties Close family members of key management personnel
Mr. Zhu Xiao Ran		-	10
Mr. Zhu Cai Ran		-	5

	5	-	15
Stockholder
Geo Genesis Group Inc.	9	15	17

The loan from a director of US$1,004,231 is unsecured, interest-free and has a fixed repayment term of 2 years. All other amounts due from/to related parties and directors are unsecured, interest-free and have no fixed repayment term.

(d)         Assignment of interest-bearing borrowings
On September 3, 2008, Zhu Xue Ran signed the deed of assignment with Changda Chemical and agreed to obtain a personal bank loan amounted to US$408,521 which was on-lent to Changda Chemical as if Changda Chemical is the borrower.

(e)         Guarantee
A bank loan of Changda Fertilizer amounted to US$2,188,503 (2007: nil) is secured by a guarantee issued by a director of the Company.

Changda International Limited

Notes to the Consolidated Financial Statements
For the years ended December 31, 2008 and 2007

14.           COMMITMENTS AND CONTINGENCIES

(a)         Capital commitments
As of December 31, 2008 and 2007, the Group had capital expenditure commitments for construction projects and purchase of machineries of approximately US$1,346,000 and US$2,397,000, respectively.

(b)         Operating lease commitments
Changda Chemical leases certain office premises under non-cancelable operating leases. The lease agreements require monthly rental payments ranging from US$404 to US$5,147 and expire from January 2013 through December 2057. Rental expenses under operating leases for the year ended December 31, 2008 was US$12,712 (2007: nil).

The following table summarizes the approximate future minimum rental payments under non-cancelable operating leases in effect of December 31, 2008:

As of December 31,
US$’000

2009	68
2010	68
2011	68
2012	5
2013	5
Thereafter	217

Total	431

(c)         Contingent liabilities
Changda Chemical has not fully paid the value added tax payable, under relevant PRC tax regulations, on sales made in prior years. A provision in the amount of US$893,000 (2007: US$701,000) to cover the tax under-paid has been made in the financial statements up to December 31, 2008. Changda Chemical may still be subject to penalties ranging from 50% to 500% and administration charges at a daily rate of 0.05% of the taxes under-paid. The exact amount of penalty cannot be estimated with any reasonable degree of certainty.

15.           REVERSE ACQUISITION

The Company has determined that the fair value of the assets acquired in the reverse acquisition (see Note 1) was US$3,150,000. This was based on the estimated fair value of the net assets of Changda International (the accounting acquiree), which consisted of the carrying value of it’s investment in Changda Fertilizer and Changda Chemical of US$2,000,000 and US$1,150,000, respectively.

Changda International Limited

Notes to the Consolidated Financial Statements
For the years ended December 31, 2008 and 2007

16.           SUBSEQUENT EVENTS

Subsequent to December 31, 2008, the Company and Changda International Holdings, Inc. (“CIHI”, formerly known as Promodoeswork.com, Inc.), a company incorporated in the United States of America and listed on the OTC Bulletin Board, underwent a reverse acquisition transaction for which the stockholders of the Company became the majority stockholders of CIHI and the Company became a wholly-owned subsidiary of CIHI.

On January 2, 2009, the Company entered into a Consulting and Advisory Agreement with Geo Genesis Group, Ltd. (“Geo”) for provision of consulting and advisory services to the Company for a three-year period. Pursuant to the terms of Agreement, on January 2, 2009, the Company issued to Geo, warrants to purchase 1,130,000 shares of the Company’s common stock with an exercise price of US$1.2 per share and a maturity date of three years from the date of issuance.